THE SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMAG PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2742593
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Preferred Share Purchase Rights	The NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

None	None

EXPLANATORY NOTE

This Amendment to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on September 4, 2009 (including the Exhibits thereto, the “Form 8-A”).  Capitalized terms used without definition herein shall have the meanings set forth in the Rights Agreement, dated as of September 4, 2009, between the Company and American Stock Transfer & Trust Company, LLC (as amended, and as may be amended from time to time, the “Rights Agreement”).

Item 1.                Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is amended and supplemented by adding the following:

Amendment to Rights Agreement

In connection with the pricing of $200 million aggregate principal amount of 2.50% Convertible Senior Notes due 2019 (the “Notes”) in an underwritten public offering (the “Offering”) registered under the Securities Act of 1933, as amended, and the entry into privately negotiated convertible note hedge transactions (the “Bond Hedges”) and warrant transactions (the “Warrants” and together with the Bond Hedges, the “Call Spread Transactions”) with each of JPMorgan Chase Bank, National Association, London Branch, Morgan Stanley & Co. International plc and Royal Bank of Canada (each, a “Call Spread Counterparty”), the Company and the Rights Agent entered into an amendment to the Rights Agreement, dated as of February 11, 2014 (the “Amendment”).  The Amendment, among other things, provides that, notwithstanding anything in the Rights Agreement to the contrary, each Call Spread Counterparty shall be deemed not to beneficially own any Common Shares underlying, or synthetically owned pursuant to, any Warrant held by such Call Spread Counterparty, any Common Shares held by such Call Spread Counterparty (or any affiliate thereof) to hedge its exposure with respect to the Call Spread Transactions, any Common Shares underlying, or synthetically owned pursuant to, any Derivative Securities (including the Notes) held, or entered into, by such Call Spread Counterparty (or any affiliate thereof) to hedge its exposure with respect to the Call Spread Transactions or any Notes held by such Call Spread Counterparty (or any affiliate thereof) in its capacity as underwriter of the Offering.

Miscellaneous

The Rights Agreement and the Amendment are filed as Exhibits 4.6 and 4.8 to this Amendment to Form 8-A and incorporated herein by reference. The above description of the material terms of the Amendment as they relate to the Rights Agreement is qualified in its entirety by reference to such exhibits.

Item 2.                Exhibits.

Exhibit Number	Description
3.1, 4.1

Certificate of Incorporation of the Company, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 001-10865).

3.2, 4.2	By-Laws of the Company, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).
3.3, 4.3

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.4

Specimen certificate representing the Company’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-10865).

4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).
4.6

Rights Agreement dated as of September 4, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.7

Amendment to Rights Agreement, dated as of May 10, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 10, 2012, File No. 001-10865)

4.8

A Amendment to Rights Agreement, dated as of February 11, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed February 14, 2014, File No. 001-10865).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 14, 2014	AMAG PHARMACEUTICALS, INC.

	By:	/s/ William K. Heiden
William K. Heiden President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1, 4.1

Certificate of Incorporation of the Company, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, File No. 001-10865).

3.2, 4.2	By-Laws of the Company, as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 28, 2008, File No. 0-14732).
3.3, 4.3

Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.4

Specimen certificate representing the Company’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-10865).

4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).
4.6

Rights Agreement dated as of September 4, 2009, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732).

4.7

Amendment to Rights Agreement, dated as of May 10, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 10, 2012, File No. 001-10865)

4.8

Amendment to Rights Agreement, dated as of February 11, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed February 14, 2014, File No. 001-10865).